Exhibit 10.72

SECOND AMENDMENT

TO THE

OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

Background Information

A.	State Auto Financial Corporation (the “Company”) previously adopted and maintains the Outside Directors Restricted Share Unit Plan (the “Plan”) for the benefit of the Company’s outside Directors.

B.	The Company desires to amend the Plan to comply with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

C.	The Company also desires to amend the Plan to clarify the date used to determine fair market value for purposes of Plan distributions.

D.	Section 7.1 of the Plan permits the Company’s Board of Directors to amend the Plan and the Board authorized the amendment related to Code Section 409A at a meeting held on November 9, 2007.

Amendment of the Plan

The Plan is hereby amended as follows effective January 1, 2009, unless another effective date is indicated herein:

1.	The first sentence of the third paragraph in the Background Information Section of the Plan is hereby amended in its entirety to read as follows:

The Plan is intended to comply with the requirements of The American Jobs Creation Act of 2004 and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Section 1.1 (p) of the Plan is hereby deleted in its entirety and the remaining subsections re-lettered as appropriate.

3.	The third sentence in Section 5.2 of the Plan is hereby amended in its entirety to read as follows:

Furthermore, any change with respect to a Distribution Option or Form of Payment Option cannot be effective until at least twelve (12) months after such election and a change in Distribution Option must delay such distribution for at least five (5) years beyond the initial distribution date.

4.	The second sentence of Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

In addition, a Participant may receive payment of amounts credited to his Account upon the occurrence of an “unforeseeable emergency,” as further described in Section 5.4.

5.

Effective August 15, 2008, the second and third sentences of Section 5.3(a)(ii) of the Plan are hereby amended by replacing each reference therein to “Corresponding Valuation Date” with “close of the Payment Processing Date”.

6.	Effective August 15, 2008, Section 5.5(a) of the Plan is hereby amended in its entirety to read as follows:

If a Participant has elected the cash Form of Payment Option, the amount of cash payable to the Participant shall be equal to the Value of a Common Share as of the close of the Payment Processing Date multiplied by the number of Restricted Share Units to which payment is due on that Payment Processing Date.

7.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ James A. Yano
Title:	VICE PRESIDENT, GENERAL COUNSEL, CORPORATE SECRETARY